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EXHIBIT 10.13

EQUIPMENT LEASE

        This lease ("Lease"), signed on the 19th day of March, 2002, is to be effective February 8, 2002 between INTERNATIONAL DRILLING SERVICES, INC., a Delaware corporation, duly authorized to conduct business in the State of Texas (hereinafter called "Lessor"), and Pioneer Drilling Services, Ltd., a Texas limited partnership (hereinafter called "Lessee"). Lessee's obligations under this Lease are guaranteed by the parent corporation of Lessee, Pioneer Drilling Company, a Texas corporation ("Pioneer").

W I T N E S S E T H:

WHEREAS, Lessee desires to lease certain equipment from Lessor and Lessor desires to lease such equipment to Lessee;

        NOW, THEREFORE, in consideration of and subject to the covenants, terms and conditions contained in this Lease, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the equipment described herein in Exhibit "A" attached hereto and made a part hereof.

SECTION 1
DEFINITION

        For the purposes of this Lease, the following terms shall have the following meanings:

        "Equipment" or "Rig" shall mean Rig No. 153 a/k/a Rig No. 4 as more particularly described in Exhibit "A" attached hereto.

        "Stipulated Value" shall be $4,000,000.00.

        "Material Portion" shall mean any item or combination of items of the Equipment that are valued in excess of $5,000.00.

        "Per Day Contract Drilling Rate" shall be the dollar amount stipulated as the dayrate amount in the applicable drilling contract (whether a daywork, footage or turnkey drilling contract) between Lessee and any third party to whom Lessee performs drilling services.

SECTION 2
DELIVERY OF EQUIPMENT AND INITIAL REPAIRS

        2.1  Lessee acknowledges that Lessee has inspected and received the Equipment and further accepts the Equipment in its current "as is" condition. Lessee acknowledges and Lessor represents that the Equipment as scheduled on Exhibit "A" as specifically listed as "Lessor Property" is the sole property of Lessor, owned by Lessor free and clear of all liens and encumbrances other than this Lease. Lessee and Lessor acknowledge that the items listed on Exhibit "A" as "Lessee Property" includes items that have been added to the Rig by the Lessee, and that title to these items will be transferred "AS-IS", and free and clear of all liens and encubrances, to the Lessor upon the termination of this Lease. Lessor agrees that certain parts and accessories which were originally leased to Lessee under that certain Equipment Lease dated May 15, 1997, which is listed on Exhibit "A" as "Lessor Property Removed from the Rig" are being stored by Lessee, and that title to such items shall be transferred to the Lessee, on an AS-IS basis, free and clear of all liens and encumbrances, at the termination of this Lease. It is expressly understood that all drill pipe and collars are the exclusive property of Lessee and shall not be transferred to the Lessor at the termination of this Lease. Further, it is expressly understood that neither Lessor nor Lessee waive any of their claims in regard to the Disputed Property by execution of this Lease except as otherwise provided herein.

        2.2  Lessee asserts that it satisfactorily repaired or caused to be repaired the crown block of the Equipment. The cost of the repair was offset in accordance with the terms of the previous Lease.

        2.3  Lessee and Lessor agree that no equipment is missing or needs to be replaced.

SECTION 3
TERM OF LEASE

        The primary term of this Lease shall commence effective February 8, 2002 and shall continue for the primary term of two years. Thereafter, this lease will automatically renew for consecutive 30 day periods unless sooner terminated in accordance with the provisions of this Lease or either party gives the other party notice of termination in which case this Lease shall terminate on February 8, 2002 or at the end of the 30 day period then in effect when such notice is given.

SECTION 4
RENTAL PAYMENTS

        4.1  Lessee covenants and agrees to pay to Lessor within 45 days of the last day of each calendar month during the term of this Lease, rental for the Equipment in the amount of 10% of the Per Day Contract Drilling Rate for each day (or portion of any such day) that the Rig was "In Use" (as hereinafter defined). The term "In Use" shall mean each day or portion of any day that the Rig is being used to drill an oil and/or gas well, starting at the time that drilling commences (which shall be deemed to mean when the well is "spudded"), and ending at the time that the Rig is released by the operator. In no event will the amount paid be less than $300.00 per day or 10% of the Per Day Contract Drilling Rate, which shall approximate the current market day rate. In the event that Lessee uses the Equipment to drill on its own behalf or on behalf of a related party, the daily rental rate due to IDS shall be $1,000.00 per day.

        4.2  All rental payments without limitation and all other payments by Lessee to Lessor under this Lease shall be net to Lessor without deduction, or offset for any amounts owed or claimed to be owed by Lessor to Lessee (hereunder of otherwise), defense or counterclaim, except in the case of overpayment by Lessee of a prior rental payment, and shall be made to Lessor at its office at 7710-T Cherry Park, Suite 503, Houston, Texas 77095, or to such other location or address as directed by Lessor in accordance with Section 18.3. This provision shall in no way limit the rights and remedies of Lessor under Section 11. All payments under this Lease shall be in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts in the United States of America. If Lessee fails to make any payment due hereunder and such failure is not cured within the applicable cure period, all past due rentals shall bear interest from the ending date of the applicable cure period at the lesser of the rate of 18% per annum or the highest non-usurious rate permitted by Texas Law.

        4.3  Lessee covenants and agrees to pay to Lessor within 45 days of the last day of each calendar month during the term of this Lease rental for the Equipment in the amount of Three Hundred and No/100 Dollars ($300.00) per day multiplied by the number of days and partial days in the month that the rig was not "In Use" (as hereinafter defined). The term not "In Use" shall mean each day, and any portion of any day that the Equipment is not "In Use" as the term "In Use" is defined herein, so that the charge of $300.00 per day shall apply to time periods when the Rig is stacked, is being transported, at times prior to the time that the well is "spudded" and times after the Rig is released by the operator.

SECTION 5
REPRESENTATIONS AND WARRANTIES

        5.1  Lessor represents and warrants that it owns the Equipment, free and clear of all known valid and enforceable liens and encumbrances, it has the lawful right to lease the Equipment in accordance with the terms hereof and that so long as an Event of Default (as hereinafter defined) shall not have occurred under this Lease, Lessee will have quiet enjoyment and peaceful possession of the Equipment during the term of this Lease. Lessor for a period of five (5) years from the effective date of this lease agrees to defend Lessee from and against any claims regarding title, liens or encumbrances, arising by or through Lessor but not otherwise.

        5.2  THE WARRANTY SET FORTH IN SECTION 5.1 HEREOF IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF LESSOR WHETHER WRITTEN, ORAL OR IMPLIED, AND LESSOR SHALL NOT, BY VIRTUE OF MERELY HAVING LEASED THE EQUIPMENT UNDER THIS LEASE, BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY (EXCEPTING THE EXPRESS WARRANTY SET FORTH IN SECTION 5.1 ABOVE) EITHER EXPRESS OR IMPLIED AS TO THE DESIGN, FITNESS, CONDITION, MERCHANTABILITY OR DESCRIPTION OF, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT, AS TO THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE OR ANY PARTICULAR TRADE OR BUSINESS, AS TO THE COMPLIANCE OF THE EQUIPMENT AS TO ANY GOVERNMENTAL REGULATION OR REQUIREMENT, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, IT BEING AGREED AND UNDERSTOOD THAT ALL SUCH RISKS AS BETWEEN LESSOR AND LESSEE ARE TO BE BORNE EXCLUSIVELY BY LESSEE.

        5.3  Lessee represents, warrants and covenants with respect to this Lease as follows:

          (a)  Lessee is a Texas limited partnership, validly existing and in good standing under the laws of the State of Texas and is duly qualified and authorized to do business in the State of Texas and any other state where the Equipment will be located and wherever the nature of its activities or properties require such qualification and authorization.

          (b)  Lessee has the full power, authority and legal right to execute, deliver and perform the terms of this Lease. This Lease has been duly authorized by the partnership and constitutes a valid and binding obligation of Lessee in accordance with its terms.

          (c)  Pioneer has the full power, authority and legal rights to execute, deliver and perform its Guaranty. Pioneer's Guaranty has been duly authorized by all necessary corporate action and constitutes a valid and binding obligation of Pioneer in accordance with its terms.

SECTION 6
POSSESSION AND USE OF UNITS

        6.1  Unless an Event of Default shall have occurred and be continuing Lessee shall be entitled to use the Equipment in the ordinary course of the regular business conducted by Lessee, except as otherwise expressly limited herein. The Equipment shall be used as an onshore drilling rig for commercial or business purposes only in the State of Texas.

        6.2  Lessee shall be responsible for and shall pay for any and all accessories, support equipment, materials and consumables consumed by or required for the operation of the Equipment, and for all repairs, parts and supplies necessary therefor. All parts, materials, supplies and consumables used by Lessee in connection with the Rig which are not otherwise included on Exhibit "A" or are replacements of those items listed on Exhibit "A", shall remain the sole and exclusive property of Lessee and may be removed from the Rig at anytime; provided that at the end of the Lease, the Equipment meets the return conditions stated in Section 12 below.

        6.3  Lessee shall not use or permit any Equipment to be used in an improper or unsafe manner or in violation of any federal, state, city or municipal law, statute, ordinance, rule or regulation. Lessee agrees that the Equipment will be used in accordance with any applicable vendor's or manufacturer's manuals or instructions, by competent and fully qualified personnel only.

        6.4  It is expressly understood that the Equipment shall be and remain removable personal property notwithstanding the manner in which the Equipment may become attached to any realty, structure or foundation, and that upon termination of the Lease term Lessee shall have the duty to remove the Equipment in accordance herewith, and Lessor shall have the right to remove the Equipment from the premises whereon the same are located whether or not affixed or attached in any manner at the sole cost and expense of Lessee. Lessor shall not be liable for and shall be held harmless by the Lessee from any damage caused to any realty, structure or foundation by the removal of the Equipment.

        6.5  No equipment may be removed from the Rig to be used for any purpose other than normal repair and maintenance. Should Lessee remove any item of equipment for a purpose other than normal repair or maintenance then Lessee shall owe Lessor, as rental, twice the fair market daily rental value of the equipment removed for each day the equipment is removed. Lessee shall notify Lessor within 24 hours of the removal of any equipment which is to be used for any purpose other than normal repair and maintenance. Lessee shall return any removed equipment to the Rig in a condition equal to or better than when removed from the Rig.

SECTION 7
MAINTENANCE, REPAIRS, ALTERATIONS AND REPLACEMENTS

        7.1  Lessee, at its own cost and expense, shall maintain, service, repair, overhaul, rebuild and improve the Equipment as necessary to keep the Equipment in good operating condition, state of repair and appearance, ordinary wear and tear excepted, so as to meet the mandatory standards of any applicable government authority, regardless of upon whom such standards are, by their terms, nominally imposed (such items being "Required Repairs and Improvements"). All repairs, replacement parts, equipment and improvements which are Required Repairs and Improvements shall become the sole and exclusive property of Lessor immediately upon being placed upon or being used in connection with the rig.

        7.2  Lessee may replace any accessory to or any part of any of the Equipment where necessary in accordance with a prudent operation and maintenance program, provided such replacement is in good operating order, and is at least equivalent in value and condition to the original value and original condition of the accessory or part replaced. Lessee shall not, without the prior written consent of Lessor, affix or install any accessory to or part of any of the Equipment if such addition will impair the originally intended function, use or value of any such Equipment.

        7.3  Lessee shall not, without the prior written consent of Lessor, make any substantial change or substantial alteration in any of the Equipment, except as necessary for compliance with the provisions of this Lease or to keep the Equipment suitable for its intended use.

        7.4  Lessee will perform routine maintenance and preventive maintenance on this Rig whether the Rig is working or is stacked.

SECTION 8
INSURANCE TAXES AND ASSESSMENTS

        8.1  During the term of this Lease, Lessee shall at its own cost carry and maintain in full force and effect comprehensive general public liability and "all risk" property damage insurance with respect to the Equipment with policy limits comparable to those maintained on Lessee's other rigs. Certificates of such insurance shall be submitted to and approved by Lessor on or as of the execution of this Lease. The minimum insurance to be carried shall be equal to the Stipulated Value. Insurance carried in accordance with this Section shall name Lessee and Lessor as insureds and shall provide that it may be materially altered by the insurer or Lessee only after fifteen (15) days prior written notice to the Lessor or canceled by the insurer or Lessee only after fifteen (15) days prior written notice to the Lessor and that losses shall be adjusted only with and with respect to physical damage or loss, paid to the named insureds as their interests may appear, and with respect to public liability, shall be paid only to third parties upon the prior written approval of Lessor and Lessee. Each such policy shall insure Lessor's interest up to the limits of the policy, regardless of any breach or violation by Lessee of any warranties, declarations or conditions contained in such policies.

        8.2  Certificates or other evidence satisfactory to Lessor showing the existence of such insurance, the terms and conditions of the policy and payment of the premium therefor shall, together with a certified copy of each and every policy as may be requested by Lessor, be delivered to Lessor at the time Lessee executes this Lease and periodically thereafter prior to each expiration of such insurance or upon the prior written request of Lessor. Lessee shall not do any act or voluntarily suffer any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated and Lessee shall not in any circumstances suffer or permit any of the Equipment to be used or operated during any period under this Lease without all said insurance being fully in effect.

        8.3  In the event that Lessee should for any reason fail to renew or replace any such policy or contract of insurance at least fifteen (15) days prior to the expiration thereof or fail to keep any such policy in full force and effect, Lessor shall have the option to pay the premiums on any said policy or contract of insurance or to take out new insurance in an amount, type, coverage and terms satisfactory to Lessor, and any sum shall be reimbursed by Lessee to Lessor on demand; provided, however, that no exercise by Lessor of said option shall in any way affect any provisions of this Lease, including the provision that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default. Lessor shall also have the right to obtain, at Lessor's cost, secondary liability insurance insuring any additional liability that might be incurred by Lessor, and Lessee agrees to cooperate fully with Lessor in connection therewith.

        8.4  The timely rendering and payment of any taxes, assessments or fees relating to Lessee's or which arises by or through Lessee's use or operation or control of the Equipment shall be the sole responsibility of the Lessee, this includes, but is not limited to ad valorem taxes.

SECTION 9
LOSS, DAMAGE AND DESTRUCTION

        9.1  In the event that any material portion of the Equipment shall be lost, destroyed or damaged from any cause whatsoever during the term of this Lease, Lessee shall promptly notify Lessor and shall file all necessary accident reports, including those required by law and those required by interested insurance companies. Lessor and Lessee shall proceed diligently and cooperate fully with each other and all insurers providing coverage under this Lease in the recovery of any and all proceeds of insurance applicable thereto and in the investigation and defense of all claims or suits.

        9.2  In the event of loss or damage to all or any material portion of the Equipment other than a "Total Loss" as defined below, Lessee shall either place such property in good repair, condition and working order, or replace such property with like property in good repair, condition and working order, and Lessor shall consent to the release of any insurance proceeds for such purposes.

        9.3  In the event of a total loss or destruction of the Equipment, or a loss or damage to all or any portion of the Equipment having a replacement cost reasonably estimated by an appraiser approved by Lessor to be in excess of $4,000,000, the insurance proceeds shall be divided as follows: Lessor shall receive an amount equal to $4,000,000, less one-half of the aggregate amount of all rental payments made by Lessee to Lessor during the term of this Lease up to the day of total loss or destruction ("Lessor's Portion") and, Lessee shall receive any remaining amount of the insurance proceeds to compensate it for its interest in the Equipment, drill pipe, collars and this Lease. Upon such loss or damage, this Lease shall terminate and Lessee shall become entitled to the Equipment, to the extent that the equipment does not become the property of the insurance company, on an "as is, where is" basis, without warranty by Lessor, express or implied, for any matter concerning the Equipment. Lessor shall execute and deliver to Lessee a bill of sale transferring title to the Equipment to the Lessee, to the extent that the equipment does not become the property of the insurance company, free and clear of all known valid and enforceable liens or encumbrances, as well as releases of any known valid and enforceable liens or encumbrances affecting the Equipment which arise by or through the Lessor. It is extremely understood that Lessor shall not be required to purchase any of the equipment or any portion thereof from the insurance company.

        9.4  Lessor may, at its option, place additional insurance on the Equipment at its own cost and for its sole benefit with respect to risks of any kind insurable by Lessor. Lessee agrees that it will cooperate with the Lessor in any reasonably manner to enable Lessor to obtain such additional insurance.

SECTION 10
INDEMNIFICATION, RELEASE AND WAIVER

        10.1 Lessee hereby agrees to and shall assume all of the risks and liability for, and shall indemnify, defend and hold Lessor and its respective successors, assigns, agents and employees harmless from and against, all expenses (including attorneys' fees), claims, demands, fines, penalties or other charges of applicable governmental and/or environmental authorities, liability (including any claim or liability for strict liability in tort imposed on Lessor), damage to property (including Lessee's property), loss of use of any property (including any of the Equipment), or injury to or death of persons (including agents and employees of Lessee), directly of indirectly resulting from the use, operation, control, storage or condition of any of the Equipment during the term hereof or from any defect (latent or patent) in any of the Equipment, regardless of whether such Equipment is at the time in the possession of the Lessee.

        10.2 The obligations of Lessee under this Section 10 shall survive the expiration or earlier termination of this Lease and are expressly made for the benefit of, and shall be enforceable by, Lessor and its successors and assigns.

SECTION 11
DEFAULTS AND REMEDIES

        11.1 The following shall constitute events of default ("Events of Default"):

          (a)  Failure of Lessee to make any rental or other payments to Lessor on or before such payments are due under this lease and such failure is not cured by Lessee within ten days of written notice from Lessor; provided however, Lessee shall not have the right to cure any default if there has been a previous default of which Lessee has been notified in writing within 90 days immediately preceding the date of such default.

          (b)  Failure of Lessee to procure or maintain any insurance coverage prescribed herein and such failure is not cured by Lessee within ten days of written notice from Lessor; provided however, if for reasons beyond Lessee's control, insurance is not available on commercially reasonable terms, no default shall be deemed to occur so long as (i) Lessee does not use the Equipment during such time period, and (ii) Lessee diligently attempts to procure the required insurance.

          (c)  Failure of Lessee to observe or perform any of the other covenants, conditions, and/or agreements on the part of Lessee contained herein if such failure shall continue for thirty (30) days after written notice from Lessor to Lessee specifying the failure and demanding the same to be remedied;

          (d)  Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its insolvency, or bankruptcy or its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a petition in bankruptcy under any bankruptcy laws (as now or hereafter in effect), or shall file a petition or an answer seeking reorganization or a readjustment of its indebtedness, in a proceeding under any bankruptcy laws (as not or hereafter in effect), or shall file an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or shall fail seasonably to contest any such proceeding, or shall file a petition or an answer consenting to or seeking relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the relief of any obligations or indebtedness or for the reorganization or winding-up of corporations or other entities, or shall enter into an agreement or adjustment with its creditors providing for the same;

          (e)  An order, judgment or decree shall be entered by any court of competent jurisdiction appointing without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or providing for the sequestration of any substantial part of Lessee's property, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days (whether or not consecutive) after the date of entry thereof;

          (f)    an order, judgment or decree shall be entered by any court of competent jurisdiction in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect) adjudging Lessee a bankrupt or insolvent in such proceeding and such order, judgment or decree shall remain in force undismissed or unstayed for a period of sixty (60) days (whether or not consecutive) after such adjudication, or a court of competent jurisdiction shall approve as properly filed a petition against Lessee in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect) and the approval of such petition shall not be withdrawn or the proceeding dismissed within thirty (30) days thereafter (whether or not consecutive), or any court of competent jurisdiction in a proceeding under the provisions of any law providing for the reorganization or winding-up of corporations shall assume jurisdiction, custody or control of Lessee or of any substantial part of Lessee's property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days (whether or not consecutive).

        11.2 Upon the occurrence of any such Event of Default, Lessor at its option may:

          (a)  proceed to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof, and/or, seek injunction or other equitable relief if necessary to protect Lessor's interest.

          (b)  terminate this Lease by written notice to Lessee, which notice shall specify the Event of Default or Events of Default and the effective date of such termination (hereinafter the "Date of Termination"), whereupon Lessee shall deliver possession of the Equipment to Lessor in accordance with Section 12 hereof; provided that Lessor shall nevertheless have the right to recover from Lessee any and all amounts which may be then due and unpaid and/or which have accrued to the Date of Termination for the use of the Equipment (including rentals accruing hereunder after the Event of Default), and also to recover forthwith from Lessee:

            (1)  any damages in addition thereto which Lessor shall have sustained by reason of the breach of any covenants of this Lease other than for the payment of rental, and, in addition

            (2)  as damages for the loss of a bargain and not as a penalty, a sum equal to the present value of the unpaid balance of total rental payments remaining under this Lease, calculated at the rate of $300.00 per day and beginning on the date of any Event of Default and ending on February 8, 2004, using a discount rate of 10%.

            (3)  interest on the unpaid balance of any such excess amounts payable to Lessor by Lessee pursuant to the above clause (2) shall be paid at the lesser rate of 18% per annum or the highest non-usurious rate permitted by Texas law commencing on the Date of Termination, and plus

            (4)  all expenses, costs and commissions incurred by Lessor (including reasonable attorneys' fees) in enforcing its rights hereunder and in taking possession of, overhauling, repairing or modifying the Equipment after repossession thereof as reasonably required to place such Equipment in a condition reasonably suitable for sale, re-lease or use.

        11.3 Lessor may at its election waive any Event of Default and its consequences in writing, whereupon the respective rights of the parties shall be as they would have been if no Event of Default had occurred and no such notice of termination had been given. No waiver, rescission or annulment shall extend to or affect any other or subsequent default or impair any right or remedies consequent thereon.

        11.4 Each and every power and remedy hereby specifically given to Lessor shall be in addition to every other power and remedy specifically so given or now or hereafter existing at law or in equity, and each and every power and remedy may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor. All such powers and remedies shall be cumulative and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of Lessor in the exercise of any such power or remedy and no renewal or extension of time with regard to any payments due hereunder shall impair any such power or remedy or shall be construed to be a waiver of any default or an acquiescence therein. In the event of any action, proceeding, controversy or dispute of any kind whatever in connection with the enforcement of rights under this Lease, the prevailing party shall be entitled to recover its expenses, including attorneys' fees.

        11.5 Lessor and Lessee acknowledge that time is of the essence under this Lease and the time periods set forth herein shall be adhered to strictly according to their terms.

        11.6 Lessor shall be deemed to be in default of this Lease in the event that it breaches or is in breach of the representations contained in Section 5.1, and if such breach is not cured within ten (10) days after written notice of such breach is delivered to Lessor, Lessee may terminate this Lease and receive any and all damages resulting from Lessor's breach.

        11.7 At any time, Lessee shall have the unilateral right to terminate this Lease upon sixty days prior written notice to Lessor, by (i) returning the Equipment to the Lessor in accordance with the requirements of Section 12, (ii) paying any past due amounts owing to Lessor, and (iii) paying to Lessor and amount equal to the present value of the unpaid balance of total rental payments remaining under this Lease, calculated at the rate of $300.00 per day and beginning on the date of termination and ending on February 8, 2004, using a discount rate of 10%.

SECTION 12
RETURN OF EQUIPMENT

        12.1 At the expiration of the term of this Lease (by maturity or otherwise), Lessee shall forthwith deliver possession of the Equipment to Lessor at a bonded trucking company storage yard in the State of Texas in Houston or of Lessee's choosing with approval by Lessor upon 15 days prior written notification delivered via certified mail. The condition of the Equipment is to be comparable to or better than its condition at the inception of this Lease.

        12.2 If upon the expiration or earlier termination of this Lease, Lessee fails or refuses to return the Equipment to Lessor, Lessor shall have the right to take possession of the Equipment and for that purpose to enter into any premises where the Equipment is located, without being liable to Lessee for such removal in any suit, action or other proceedings.

        12.3 Any Equipment delivered to Lessor hereunder shall have installed thereon all accessories and/or parts installed thereon at the commencement of the term of this Lease, or replacements therefor made in accordance with the provisions of this Lease, shall be in as good condition and appearance as when delivered to Lessee, ordinary wear and tear and changes or alterations properly made by Lessee as permitted under this Lease excepted, and shall be in good operating condition, state of repair and appearance pursuant to Section 7 hereof. Lessee shall pay for any repairs necessary to restore any such Equipment to such condition. All markings of Lessee shall be removed by Lessee by methods approved by Lessor. Lessee shall also deliver to Lessor with the Equipment, all manuals and inspection, modification, overhaul and maintenance records applicable to each of the Equipment.

        12.4 In addition, Lessee shall provide a written inventory of equipment delivered to the yard.

        12.5 Lessor may, within 60 days of the return of the Equipment, require Lessee, at Lessee's sole cost and expense, to remove and dispose of, in accordance with federal, state, city and municipal law, statute, ordinance, rule or regulation, any parts, equipment or materials returned to Lessor by Lessee.

SECTION 13
INSPECTION AND REPORTS

        13.1 During the term of this Lease, Lessee shall furnish to Lessor, within forty five (45) days after the end of each calendar month (the "Calendar Month"), the following information:

  A.
  An accounting of all rental payments owing under the Lease for the Calendar Month, describing in reasonable detail the days (or portions of days) when the Equipment is In Use and not In Use;

  B.
  Copies of all drilling contracts in which the Equipment was used during the Calendar Month;

  C.
  A Job Record for the Calendar Month, which sets forth a list of the operators, dayrate, spud and release dates, county, depth of well, type of contract (daywork, footage or turnkey), rates and charges;

  D.
  A description of all maintenance and repair performed on the Equipment during the Calendar Month; and

  E.
  Any material event occurring during the Calendar Month, whether a significant loss or damage to the Equipment or accident occurring incident to the operations of the Equipment.

        13.2 Within three business days, at anytime during the term of the Lease, Lessee shall provide Lessor any information regarding the Equipment reasonably requested by Lessor, including the location of the Equipment, the drilling contracts under which the Equipment is being used, or any other information reasonably requested by Lessor.

        13.3 Without demand Lessee shall:

          (a)  Immediately notify Lessor, with respect to each accident involving a claim in excess of $100,000, or wherein the estimated damage to person and/or property may be in excess of $100,000, arising out of the alleged or apparent improper construction, functioning or operation of any Equipment, of (i) the time, place and nature of the accident and damage, (ii) the names and addresses of the parties involved, persons injured, witnesses and owners of property damaged, and (iii) such other material information in relation thereto as is known by Lessee;

          (b)  Immediately notify Lessor of all correspondence, papers, notices and documents of any kind whatever received by Lessee in connection with any claim or demand relating to alleged improper construction, operation or functioning of any of the Equipment, in any substantial respect, or charging Lessor with liability of any kind, and together with Lessor's employees, Lessee shall aid in the investigation and defense of all such claims and shall aid in the recovery of damages from third persons liable therefor.

          (c)  Documentation indicating the levying and payment of all taxes and fees shall be furnished within forty-five (45) days of receipt or payment.

          (d)  Notify Lessor within three business days after the Equipment is moved to a new location of the new location and provide reasonable directions to the new location from Lessor's office.

          (e)  Notify Lessor within 45 days of making any repairs, enhancements or upgrades to the Equipment of the repair, enhancement, or upgrade made to the Equipment or any part thereto along with invoices for said repairs, enhancements or upgrades.

        13.4 Should Lessee fail to furnish Lessor the information, in the required form, as required in Section 13, Lessor may take such action as is necessary to produce the required reports. Lessee agrees to fully cooperate with Lessor and give Lessor access to information necessary to produce such reports. Further, Lessee agrees to reimburse Lessor within five (5) business days, upon demand, One Hundred Twenty-five percent (125%) of Lessor's cost in preparing such reports.

        13.5 This information that Lessor and Lessee provide to each other pursuant to this Lease is confidential and proprietary information. Lessor and Lessee agree to keep such information strictly confidential and agree not to disclose any of such information to any third party (other than required by law or by a court order or governmental agency, and then only if the non-disclosing party is given prior written notice of the proceeding and given a chance to protect its interest in such information.) Further, Lessor and Lessee agree that they will only use such information for the limited purpose of monitoring and enforcing the lease.

SECTION 14
IDENTIFICATION

        Each piece of the Equipment shall bear such manufacturer's serial number as the manufacturer shall have assigned. Lessee shall not remove or deface, or permit to be removed or defaced, either the identifying manufacturer's serial number of any of the Equipment or any such plate, disc, or other marking so placed on any Equipment. In the event of such removal or defacement, Lessee shall promptly cause such manufacturer's serial number and/or such plate, disc, or other marking to be replaced at Lessee's cost.

SECTION 15
ASSIGNMENT, SALE AND ENCUMBRANCE

        15.1 Due to the existence of Lessee's option to purchase the Equipment, Lessor may not sell, encumber, transfer or assign the Equipment or this Lease or any rights under it at any time during the term of this Lease, so that all times during the term of this Lease, the Equipment and the Lease shall be owned by Lessor, free and clear of all known valid and enforceable liens and encumbrances other than the Lease.

        15.2 Lessee shall not assign this Lease or any property described in it, or assign any interest in the Lease or property, or sublet any of the Equipment without the specific written permission of Lessor; provided however, that Lessor shall be required to provide its consent if such assignment is made incident to a sale of all or a substantial portion of the assets of the Lessee.

        15.3 Lessee shall not part with possession or control of, sell or attempt to sell or mortgage, any of the Equipment, or otherwise dispose of any interest under this Lease, other than Equipment replaced pursuant to Section 9 hereof.

        15.4 Lessee shall not, without the prior written consent of Lessor, sell, transfer, or, directly or indirectly, create or permit the creation or existence of any mortgage, lien, charge or encumbrance of any kind on any of its rights under this Lease or in any Equipment, and if any such mortgage, lien, charge or encumbrance does exist (to the extent that it arises by or through the Lessee), Lessee, at its sole cost and expense, shall promptly remove the same. Upon request by Lessor, Lessee shall deliver to Lessor appropriate satisfactions, waivers, or evidence of payment of any lien or encumbrance which arises by or through Lessee.

SECTION 16
OTHER INFORMATION

        Lessee covenants that forthwith upon any officer of Lessee obtaining knowledge of an Event of Default or of any condition, event or acts which with notice or lapse of time or both would become an Event of Default under this Lease, Lessee shall deliver to Lessor an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Lessee proposes to take with respect thereto.

SECTION 17
PURCHASE OPTION

        Lessee is hereby granted an option exercisable between January 1, 2004 and February 1, 2004 to purchase the Rig (so that if Lessee exercises its option, it will own all Lessor Property, Disputed Property and Lessor Property Removed from the Rig) at a price of $4,000,000.00 pursuant to the terms of this Section 17. The purchase price will be reduced by an amount equal to one-half of the rent actually paid by Lessee to Lessor pursuant to the terms of this contract. This reduction reflects the normal wear and tear on the equipment. The credit granted above is not intended to represent a payment toward the purchase price nor an exercise of the option to purchase. Lessee shall pay the full purchase price in cash at closing (whether by wire transfer or a certified or cashier's check). Lessee shall exercise this option by giving Lessor signed written notice of its intention to exercise its option, which notice must be sent by Certified mail, Return Receipt Requested, Postage prepaid, to Lessor's address for notice. Lessor must receive this notice on or before February 1, 2004 at 5:00 p.m. Houston, Texas time. The notice shall also specify a date; time and location for closing which shall be in Harris County, Texas during normal business hours. The date of closing must be on or before March 1, 2004. Lessor shall deliver a Bill of Sale to Lessee at closing specifying that the Rig is being sold free and clear of all known valid and enforceable liens and encumbrances and otherwise shall be sold, "As is, Where is and without any warranties expressed or implied", other than the warranty of title. At the closing, Lessor shall deliver releases of any known valid and enforceable liens or encumbrances affecting the Equipment which arise by or through the Lessor. Lessee may not assign this option without Lessor's express written consent, unless such assignment is made incident to an assignment of the Lease, which may only be made with the Lessor's consent. The parties understand that time is of the essence and that there will be no extensions of the option or time deadlines.

SECTION 18
MISCELLANEOUS

        18.1 Lessee and Lessor shall from time to time do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by the other to establish, maintain and protect the respective rights and remedies of the other and carry out and effect the intents and purposes of this Lease.

        18.2 No delay or omission in the exercise of any power or remedy herein provided or otherwise available to Lessor shall impair or affect Lessor's right thereafter to exercise the same. Any extension of time for payment hereunder or other indulgence granted to Lessee shall not otherwise alter or affect Lessor's rights or the obligations of Lessee hereunder. Lessor's acceptance of any payment after it shall have become due hereunder shall not be deemed to alter or affect the obligations of Lessee or Lessor's rights hereunder with respect to any subsequent payment or default therein.

        18.3 All demands, notices and other communications hereunder shall be in writing, and shall be deemed to have been duly given when personally delivered or when sent by first class mail, postage prepaid, or when received if sent by cable or telex, addressed as follows:

  To
  Lessor: International Drilling Services, Inc.
  7710-T Cherry Park, Suite 503
  Houston, Texas 77095
  Attention: Thomas I. Jackson, President

    with copy to:

    Johnny J. Williams
    13831 Northwest Freeway, Suite 155
    Houston, Texas 77040

  To
  Lessee: Pioneer Drilling Company
  9310 Broadway, Building I
  San Antonio, Texas 78217
  Attention: Wm. Stacy Locke, President and CFO

    with copy to:
    Matthews & Branscomb, PC
    Attn: Dan Elder and John Fisch
    112 East Pecan, Suite 1100
    San Antonio, Texas 78205

or at such addresses as may hereafter be furnished in writing by either party to the other in accordance herewith.

        18.4 The provisions of this Lease and all rights and obligations hereunder shall be governed by and construed in accordance with the law of the State of Texas. Lessee and Lessor hereby waive any provision of law which renders any provisions hereof prohibited and unenforceable in any respect. Any provision hereof which is prohibited by or unenforceable in any jurisdiction, notwithstanding the foregoing waiver, shall be ineffective as to such jurisdiction, without modifying the remaining provisions of this Lease. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        18.5 Any other provisions contained in this Lease to the contrary notwithstanding, it is hereby agreed that the provisions of Sections 4, 5, 8, 9, 10, 11, 12,13, 17 and 18.7 hereof shall survive the expiration or termination of this lease and renewals hereof to the extent required thereby for their full observance and performance.

        18.6 Subject to the provisions of Section 5 and 15 hereof, this Lease shall be binding upon and shall inure to the benefit of Lessor and Lessee, and their respective successors and assigns.

        18.7 Any controversy or claim arising out of or relating to this agreement, or its breach, shall be settled by arbitration in accordance with the Commercial arbitration rules of the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

        18.8 If Lessee shall fail at any time to comply with the covenants herein contained, including its covenants with respect to the maintenance of insurance, the payment of taxes, assessments and other charges or keeping the Equipment in good operating condition and state of repair and free of liens, charges and encumbrances, Lessor may, but shall not be obligated to, (i) make advances to perform the same, and (ii) enter upon the Lessee's premises to perform any and all acts required by Lessee's covenants herein contained and to take all such action thereon as in the Lessor's opinion may be necessary or appropriate therefor. All payments so made by Lessor and all costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection therewith shall be payable by Lessee upon demand as additional rent hereunder, with interest thereon from the date(s) of such payments by Lessor until paid by Lessee at the rate set forth in Section 4.2 hereof. No entry shall be deemed an eviction of Lessee or a repossession of the Equipment, and no such advance, performance or other act shall be deemed to relieve Lessee from any default or obligation hereunder.

        18.9 The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        18.10  This Lease constitutes the entire agreement between the parties hereto; there are no other agreements which constitute any part of the consideration for, or any condition to, either party's compliance with its obligations under this Lease.

        18.11  This Lease may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.

INTERNATIONAL DRILLING SERVICES, INC.
By:	Tom Jackson President
PIONEER DRILLING SERVICES, LTD.
BY: PDC MGMT. CO., its general partner
By:	Wm Stacey Locke President

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  EXHIBIT 10.13
EQUIPMENT LEASE
SECTION 1 DEFINITION
SECTION 2 DELIVERY OF EQUIPMENT AND INITIAL REPAIRS
SECTION 3 TERM OF LEASE
SECTION 4 RENTAL PAYMENTS
SECTION 5 REPRESENTATIONS AND WARRANTIES
SECTION 6 POSSESSION AND USE OF UNITS
SECTION 7 MAINTENANCE, REPAIRS, ALTERATIONS AND REPLACEMENTS
SECTION 8 INSURANCE TAXES AND ASSESSMENTS
SECTION 9 LOSS, DAMAGE AND DESTRUCTION
SECTION 10 INDEMNIFICATION, RELEASE AND WAIVER
SECTION 11 DEFAULTS AND REMEDIES
SECTION 12 RETURN OF EQUIPMENT
SECTION 13 INSPECTION AND REPORTS
SECTION 14 IDENTIFICATION
SECTION 15 ASSIGNMENT, SALE AND ENCUMBRANCE
SECTION 16 OTHER INFORMATION
SECTION 17 PURCHASE OPTION
SECTION 18 MISCELLANEOUS